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                                                                   EXHIBIT 10.27

                                   SUBLEASE

          This Sublease ("Sublease"), made as of the 31st day of October, 2000 by and between LIFEMINDERS, INC., a Delaware corporation (formerly known as LifeMinders.com Inc.), having an office at 1110 Herndon Parkway, Herndon, Virginia 20170 (sometimes hereinafter referred to as "Sublandlord"), and NETEX, INC., a Delaware corporation (hereinafter referred to as "Subtenant");

                             W I T N E S S E T H :

          WHEREAS, by Office Building Lease Agreement dated June 11, 1999, as amended by that First Amendment to Office Building Lease Agreement dated as of January 20, 2000 (as so amended and collectively, the "Overlease"), Sovran Limited Company (the "Landlord"), leased to Sublandlord, as tenant, approximately 12,954 square feet of rentable area (the "Premises") on the 3/rd/ floor of the building located at 1110 Herndon Parkway, Herndon, Virginia 20170 (hereinafter referred to as the "Building"), at the rent and upon and subject to the terms and conditions set forth in the Overlease; and

          WHEREAS, Subtenant desires to sublet all of the Premises from Sublandlord;

          NOW, THEREFORE, the parties hereto, for themselves, their successors and assigns, mutually covenant and agree as follows:

  1.   Premises.
       --------

          (a) Premises.  Sublandlord hereby subleases to Subtenant, and
              --------
Subtenant hereby subleases from Sublandlord, the Premises for the term and upon the conditions hereinafter provided. The Premises are shown on the floor plan attached hereto and made a part hereof as Exhibit A. In addition, Sublandlord
                                          ---------
hereby subleases to Subtenant, together with the Premises, all of the parking spaces to which Sublandlord is entitled under the Overlease during the Sublease Term (without payment of rent therefor), provided that neither Landlord nor Sublandlord shall have any obligation to police the use of such spaces.

     (b) Rentable Area.  In the event of an expansion or contraction of the
         -------------
Leased Premises, the area of expansion or contraction shall be measured by Sublandlord's space measurement consultant and certified to Subtenant. Subtenant's architect may verify the measurement performed by Sublandlord's space measurement consultant. In the event of an expansion or contraction of the Premises, all amounts, percentages and figures appearing or referred to in this Sublease that are calculated based on the number of rentable square feet in the Premises shall be modified to conform to the measurements of the area of expansion or contraction performed by Sublandlord's space measurement consultant including the amount of the Monthly Base Rent, any additional rent, and the Security Deposit as set forth below.

     (c) As-Is Condition.  Subtenant represents that it has thoroughly examined
         ---------------
the Premises. Subtenant hereby agrees to accept the Premises in its "as is" condition existing on the date hereof, without requiring any alterations, improvements, repairs or decorations to be made by Sublandlord, or at Sublandlord's expense, either at the time possession is given to Subtenant or during the entire term of this Sublease, or any extension thereof. Sublandlord shall deliver

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possession of the Premises to Subtenant in the condition it is in on the date hereof, reasonable wear and tear excepted, and free of all tenants and occupants. Sublandlord shall repair any damage to the Premises resulting from Sublandlord's vacating the Premises prior to the Sublease Commencement Date (as hereinafter defined).

  2.   Term.  (a)  The term of this Sublease (the "Sublease Term) shall commence
       ----
on the date (the "Sublease Commencement Date") on which Sublandlord delivers possession of the Premises to Subtenant broom clean and otherwise in the condition required in this Sublease and free of all tenants and occupants, and shall end at 11:59 p.m. on August 30, 2004, or on such earlier date upon which said term may expire or be terminated pursuant to any of the conditions or limitations or other provisions of this Sublease or pursuant to law. The term "Sublease Year" shall mean a period of 12 consecutive calendar months, commencing on the first day of the month in which the Sublease Commencement Date occurs and each successive 12-month period, except that if the Sublease Commencement Date shall occur on a date other than the first day of a month, then the first Sublease Year shall commence on the Sublease Commencement Date and shall continue for the balance of the month in which the Sublease Commencement Date occurs and for a period of 12 consecutive calendar months after the month in which the Sublease Commencement Date occurs.

  (b) Sublandlord presently anticipates that, provided there are no delays caused by Subtenant or on account of any of the Force Majeure factors or causes (as defined below), the Sublease Commencement Date will occur on or about December 31, 2000 (the "Anticipated Occupancy Date"). If delivery of possession of the Subleased Premises to Subtenant is delayed and Sublandlord has not delivered the Subleased Premises to Subtenant on or about the Anticipated Occupancy Date, regardless of the reasons or causes of such delay, this Sublease shall not be rendered void or voidable solely as a result of such delay, and the term of this Sublease shall commence on the Sublease Commencement Date as determined pursuant to this Section 2. Furthermore, Sublandlord shall not have any liability whatsoever to Subtenant on account of any such delay. Notwithstanding the preceding two sentences to the contrary, if the Sublease Commencement Date does not occur on or before February 28, 2001 (as such date may be extended due to Force Majeure or delays caused by Subtenant or Subtenant's employees, agents, or contractors, the "Outside Delivery Date"), then, except as otherwise provided below, as its sole and exclusive remedy therefor, Subtenant shall have the right to terminate this Sublease by delivering written notice of the exercise of such right to Sublandlord. Sublandlord shall notify Subtenant promptly if Sublandlord becomes aware of the existence of any delay caused by Subtenant or Subtenant's employees, agents, or contractors. Such termination right may be exercised by Subtenant only during the ten-day period commencing on the day following the Outside Delivery Date, and if such notice is not given by Subtenant by 5:00 P.M. on the last day of such ten-day period, then Subtenant's termination right shall lapse and be of no further force or effect. If Subtenant timely exercises its right to terminate this Sublease, this Sublease shall automatically terminate without the requirement for any further documentation on the date (as such date may be extended due to delays caused by Subtenant or Subtenant's employees, agents, or contractors, the "Termination Date") on which Sublandlord receives Subtenant's termination notice; provided, however, that this Sublease shall not terminate if the Sublease Commencement Date has occurred prior to the Termination Date. If this Sublease is terminated pursuant to this Section, then neither party shall have any further obligations or liability

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hereunder to the other party (except Sublandlord shall promptly return to
Subtenant the Security Deposit and any other payments of advance rent that Sublandlord has received). "Force Majeure" means delay in the performance of any acts required under this Sublease by reason of labor strikes, lockouts, failure of power, inclement weather of such severity as to preclude continued work under prevailing industry standards, riots, insurrection, war, inability to procure materials or establish utility services, default of the other party hereto, or any other reason of a like nature that is beyond the reasonable control of the party so delayed.

  3.   Monthly Base Rent.
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          (a) During the Sublease Term, Subtenant shall pay to Sublandlord as annual base rent ("Base Rent") for the Premises, without set off, deduction, abatement or demand (except as expressly provided in this Sublease), an amount equal to the product of $21.50 multiplied by the total number of square feet of rentable area in the Premises as set forth above (i.e., 12,954), which amount
                                                  ----
shall be increased as provided in Section 3(b) below. The annual Base Rent payable hereunder during each Sublease Year shall be divided into equal monthly installments and such monthly installments shall be due and payable in advance on the first day of each month during such Sublease Year. Upon execution and delivery of this Sublease to Sublandlord, Subtenant shall pay to Sublandlord the sum of $23,209.25, which sum shall be credited by Sublandlord toward the first monthly installment of annual Base Rent due for the first full calendar month falling within the Sublease Term. If the Sublease Term begins on a date other than on the first day of a month, the monthly Base Rent from such date until the first day of the following calendar month shall be prorated at the rate of one-thirtieth of the monthly installment for each day payable in advance. The monthly Base Rent, additional rent and any other charges herein reserved or payable shall be paid to Sublandlord at its offices in the Building, Attention:
_______________, or at such other place within the Unites States of America as Sublandlord may designate in writing, in lawful money of the United States of America without demand therefor and without and deduction, setoff or abatement whatsoever.

          (b) Commencing on the first day of the second Sublease Year and on the first day of each and every Sublease Year thereafter during the Sublease Term, the annual Base Rent shall be increased by 3% of the amount of annual Base Rent payable for the preceding Sublease Year.

  4. Additional Rent.  Subtenant agrees to pay to Sublandlord, as additional
     ---------------
rent under this Sublease, all of the amount of any additional rent payable by Sublandlord under the Overlease during the Sublease Term on account of any Direct Taxes (as defined in the Overlease), the Proportionate Share of Excess Operating and Building Expenses (each as defined in the Overlease) over the Operating and Building Expenses for the calendar year 2001 (i.e., not for Excess
                                                            ----
Expenses for the calendar year 2000, as provided in the Overlease), and all charges for any additional services or utilities provided to Subtenant or the Subleased Premises, including charges and fees for alterations performed in or benefiting the Subleased Premises and after-hours heating and air-conditioning services provided to the Subleased Premises. Subtenant's obligation to pay additional rent shall survive the termination of this Sublease.

  5. Deposit.
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          (a) Simultaneously with Subtenant's execution and delivery of this
Sublease to Sublandlord, Subtenant shall deliver to Sublandlord the sum of $278,511.00 as a security deposit

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(the "Security Deposit"), which sum shall be in addition to the amount paid by
Subtenant to Sublandlord pursuant to Section 3(a) above. All cash that Subtenant delivers to Sublandlord as a Security Deposit, including the proceeds if Sublandlord draws on the Letter of Credit (as defined below), will be deposited in an account maintained by Sublandlord (which account may also contain other sums).

     (b) The Security Deposit shall be security for the performance by Subtenant of all of Subtenant's obligations, covenants, conditions and agreements under this Sublease. In the event of any Event of Default (as defined in Section 17 of the Overlease) by Subtenant hereunder, Sublandlord shall have the right, but shall not be obligated, to use, apply or retain all or any portion of the Security Deposit for (i) the payment of any annual base rent or additional rent or any other sum as to which Subtenant is in default beyond any applicable notice and cure period, (ii) the payment of any amount which Sublandlord may spend or become obligated to spend to repair physical damage to the Premises or the Building, which repairs are the obligation of Subtenant, or (iii) the payment of any amount Sublandlord may spend or become obligated to spend, or for the compensation of Sublandlord for any losses incurred, by reason of Subtenant's Event of Default hereunder, including, but not limited to, any damage or deficiency arising in connection with the re-subletting of the Premises. If any portion of the Security Deposit is so used or applied, within three business days after written notice to Subtenant of such use or application, Subtenant shall deposit with Sublandlord cash in an amount sufficient to restore the Security Deposit to its original amount or shall likewise increase the amount of the Letter of Credit and Subtenant's failure to do so shall constitute a default under this Sublease. In the event Subtenant fails to perform its obligations, said Security Deposit shall not be deemed liquidated damages, and application of the Security Deposit to reduce Sublandlord's damages shall not preclude Sublandlord from recovering additional damages incurred by Sublandlord. Within 30 days after the expiration or termination of the term hereof, and provided that Subtenant has vacated the Premises and is not in default hereunder beyond any applicable notice and cure periods, Sublandlord shall return the Security Deposit to Subtenant, less such portion thereof as Sublandlord shall have appropriated to satisfy any continuing and uncured default by Subtenant hereunder.

     (c) Subtenant shall have the right to deliver to Sublandlord an unconditional, irrevocable letter of credit (the "Letter of Credit") in substitution for the cash Security Deposit, subject to the following terms and conditions. Such Letter of Credit shall be (i) in form and substance satisfactory to Sublandlord in its sole but reasonable discretion; (ii) at all times in the amount of the Security Deposit, and shall permit multiple draws;
(iii) issued by a commercial bank reasonably acceptable to Sublandlord from time to time and located or with a branch office or which has a correspondent or confirming bank with an office at which the Letters of Credit can be presented for payment in the Washington, D.C.-northern Virginia metropolitan area; (iv) made payable to, and expressly transferable and assignable at no charge by, Sublandlord (which transfer/assignment shall be conditioned only upon the execution of a written document in connection therewith); (v) payable at sight upon presentment to a local branch of the issuer of a simple sight draft or certificate stating that Subtenant is in default under this Sublease and the amount that Sublandlord is owed in connection therewith; (vi) of a term of one year or more and stating in the Letter of Credit that it is a condition of the Letter of Credit that it shall be automatically extended by the issuer for an additional period of one year from the present or each future expiration date, unless at least thirty (30) days prior to such date the issuer sends

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Sublandlord notice in writing that the issuer elects not to renew the Letter of
Credit; and (vii) at least 30 days prior to the then-current expiration date of such Letter of Credit, either (x) renewed (or automatically and unconditionally extended) from time to time through the 90th day after the expiration of the Sublease Term, or (y) replaced with cash in the amount of the Letter of Credit Deposit. Notwithstanding anything in this Sublease or the Overlease to the contrary, any cure or grace periods set forth in this Sublease or the Overlease shall not apply to any of the foregoing, and, specifically, if Subtenant fails to timely comply with the requirements of subsection (vii) above, then Sublandlord shall have the right to immediately draw upon the Letter of Credit without notice to Subtenant and apply the proceeds to the Security Deposit. Each Letter of Credit shall be issued by a commercial bank that has a credit rating with respect to certificates of deposit, short term deposits or commercial paper of at least P-2 (or equivalent) by Moody's Investor Service, Inc. or its successor, or at least A-2 (or equivalent) by Standard & Poor's Corporation or its successor, and shall be otherwise acceptable to Sublandlord in its sole, but reasonable discretion. If the issuer's credit rating is reduced below P-2 (or equivalent) by Moody's Investors Service, Inc. or its successor or below A-2 (or equivalent) by Standard & Poor's Corporation or its successor, or if the financial condition of such issuer changes in any other materially adverse way, then Sublandlord shall have the right to require that Subtenant obtain from a different issuer a substitute letter of credit that complies in all respects with the requirements of this Section, and Subtenant's failure to obtain such substitute Letter of Credit within 15 days following Sublandlord's written demand therefor (with no other notice or cure or grace period being applicable thereto, notwithstanding anything in this Sublease or the Overlease to the contrary) shall entitle Sublandlord to immediately draw upon the then existing Letter of Credit in whole or in part, without notice to Subtenant. In the event the issuer of any Letter of Credit held by Sublandlord is placed into receivership or conservatorship by the Federal Deposit Insurance Corporation or any successor or similar entity, then, effective as of the date such receivership or conservatorship occurs, said Letter of Credit shall be deemed to not meet the requirements of this Section, and, within 15 days thereof, Subtenant shall replace such Letter of Credit with a cash Security Deposit, Letter of Credit, or other collateral acceptable to Sublandlord in its sole and absolute discretion (and Subtenant's failure to do so shall, notwithstanding anything in this Sublease or the Overlease to the contrary, constitute an Event of Default for which there shall be no notice or grace or cure periods being applicable thereto other than the aforesaid 15-day period). Any failure or refusal of the issuer to honor the Letter of Credit shall be at Subtenant's sole risk and shall not relieve Subtenant of its obligations hereunder with respect to the Security Deposit. If at any time during the Sublease Term Subtenant shall have deposited with Sublandlord a cash Security Deposit, Subtenant shall have the right to substitute therefor a Letter of Credit, and, conversely, at any time Subtenant shall have deposited with Sublandlord a Letter of Credit, Subtenant shall be entitled to substitute a cash Security Deposit therefor, and Sublandlord agrees to cooperate with Subtenant to make such substitution.

  6.   Use.
       ---

          (a) Permitted Use.  Subtenant will use and occupy the Premises solely
              -------------
for general office purposes and in accordance with the use permitted under the applicable zoning regulations. Without the prior written consent of Landlord and Sublandlord, the Premises will not be used for any other purposes.

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     (b) Prohibited Uses.  Subtenant shall not do anything or suffer anything to
         ---------------
be done in or about the Premises that will in any way conflict with: (i) any present and future laws (including any Environmental Law, as hereinafter defined), ordinances (including zoning ordinances and land use requirements), regulations, and orders of the United States of America and any other public or quasi-public authority having jurisdiction over the Premises (collectively, "Legal Requirements"), concerning the use, occupancy or condition of the Premises and all machinery, equipment and furnishings therein and any Alterations (as hereinafter defined) or installations made hereafter in the Premises by Subtenant, including, but not limited to, the Americans with Disabilities Act and regulations promulgated from time to time thereunder (the "ADA"), and any fire and life safety-related Legal Requirements that are applicable to the Premises, except that Subtenant shall only be required to make alterations required to make the Premises comply with the ADA or other Legal Requirement to the extent the necessity for such compliance results from work or Alterations performed by Subtenant in the Premises. If any Legal Requirement requires an occupancy or use permit or license specifically related to the operation of Subtenant's business conducted in the Premises, then Subtenant shall obtain and keep current such permit or license at Subtenant's expense and shall promptly deliver a copy thereof to Sublandlord. It is expressly understood that if any change in the use of the Premises by Subtenant, or any alterations to the Premises by Subtenant, or any future law, ordinance, regulation or order requires a new or additional permit from, or approval by, any governmental agency having jurisdiction over the Building, such permit or approval shall be obtained by Subtenant on its behalf and at its sole expense. Subtenant shall pay all fines, penalties and damages that may arise out of or be imposed on Sublandlord or Subtenant because of Subtenant's failure to comply with the provisions of this Sublease. Subtenant shall not cause or permit any Hazardous Materials (as defined below) to be generated, used, released, stored or disposed of in or about the Building, provided that Subtenant may use and store in accordance with all Environmental Laws reasonable quantities of standard cleaning and office materials as may be reasonably necessary for the conduct of normal general office use operations in the Premises. At the expiration or earlier termination of this Sublease, Subtenant shall surrender the Premises to Sublandlord free of Hazardous Materials (except for such Hazardous Materials as may exist in the Premises on the date hereof) and in compliance with all Environmental Laws. "Hazardous Materials" means (a) asbestos and any asbestos containing material and any substance that is then defined or listed in, or otherwise classified pursuant to, any Environmental Law or any other applicable Law as a "hazardous substance," "hazardous material," "hazardous waste," "infectious waste," "toxic substance," "toxic pollutant" or any other formulation intended to define, list, or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, toxicity, reproductive toxicity, or Toxicity Characteristic Leaching Procedure (TCLP) toxicity, (b) any petroleum and drilling fluids, produced waters, and other wastes associated with the exploration, development or production of crude oil, natural gas, or geothermal resources, and (c) any petroleum product, polychlorinated biphenyls, urea formaldehyde, radon gas, radioactive material (including any source, special nuclear, or byproduct material), medical waste, chlorofluorocarbon, lead or lead-based product, and any other substance whose presence could be detrimental to the Building or the Land or hazardous to health or the environment. "Environmental Law" means any present and future law and any amendments (whether common law, statute, rule, order, regulation or otherwise), permits and other requirements or guidelines of governmental authorities applicable to the Building or the Land and relating to the environment and environmental conditions or to any Hazardous Material

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(including, without limitation, CERCLA, 42 U.S.C. (S) 9601 et seq., the Resource
Conservation and Recovery Act of 1976, 42 U.S.C. (S) 6901 et seq., the Hazardous Materials Transportation Act, 49 U.S.C. (S) 1801 et seq., the Federal Water Pollution Control Act, 33 U.S.C. (S) 1251 et seq., the Clean Air Act, 33 U.S.C.
(S) 7401 et seq., the Toxic Substances Control Act, 15 U.S.C. (S) 2601 et seq., the Safe Drinking Water Act, 42 U.S.C. (S) 300f et seq., the Emergency Planning and Community Right-To-Know Act, 42 U.S.C. (S) 1101 et seq., the Occupational Safety and Health Act, 29 U.S.C. (S) 651 et seq., and any so-called "Super Fund" or "Super Lien" law, any Law requiring the filing of reports and notices relating to hazardous substances, environmental laws administered by the Environmental Protection Agency, and any similar state and local laws, all amendments thereto and all regulations, orders, decisions, and decrees now or hereafter promulgated thereunder concerning the environment, industrial hygiene or public health or safety). In addition, Subtenant shall give Sublandlord immediate verbal and follow-up written notice of any actual or threatened Environmental Default (as defined below) known to Subtenant, which Environmental Default Subtenant shall cure in accordance with all Environmental Laws and to the satisfaction of Sublandlord and only after Subtenant has obtained Sublandlord's prior written consent, which shall not be unreasonably withheld.
An "Environmental Default" means any of the following by (i) Subtenant or any employee, agent, contractor, subtenant, assignee, or invitee of Subtenant (collectively, "Invitees") within the Premises, or (ii) Subtenant, its employees, contractors, agents, assignees or subtenants with respect to any portion of the Building: a violation of an Environmental Law; a release, spill or discharge of a Hazardous Material on or from the Premises, the Land or the Building; an environmental condition requiring responsive action; or an emergency environmental condition. Upon any Environmental Default, in addition to all other rights available to Sublandlord under this Sublease, at law or in equity, Sublandlord shall have the right but not the obligation to immediately enter the Premises, to supervise and approve any actions taken by Subtenant to address the Environmental Default, and, if Subtenant fails to immediately address same to Sublandlord's satisfaction, to perform, at Subtenant's sole cost and expense, any lawful action necessary to address same.

  7.   Repairs.  At all times during the Sublease Term and to the extent not the
       -------
obligation of the Landlord under the Overlease or the Sublandlord hereunder, Subtenant shall keep and maintain the Premises, all improvements, fixtures, systems and equipment located therein, and all improvement, fixtures, systems and equipment installed outside the Premises but serving the Premises and then only to the extent thereof (including any supplemental HVAC, electrical, life-safety, fire protection or other systems or equipment) in clean, safe, sanitary, first-class condition and repair, and otherwise in compliance with all Legal Requirements and the requirements of this Sublease and the Overlease. All injury, breakage and damage to the Premises and to any other part of the Building (including the systems and equipment thereof) or the Property caused by any act or omission of Subtenant or any Invitee shall be promptly repaired by Subtenant at its expense.

  8.   Alterations.  Subtenant shall not make any alteration, improvement,
       -----------
decoration, or installation (hereinafter called "Alterations") in or to the Premises, without in each instance obtaining the prior written consent of Landlord and Sublandlord, which consent shall be requested by Subtenant not less than 30 days prior to the commencement of the Alterations. If any Alterations are made without consent, Landlord or Sublandlord may remove the same, and may correct, repair and restore the Premises and any damage arising from such removal, and

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Subtenant shall be liable for any and all costs and expenses incurred by
Landlord or Sublandlord in the performance of this work.

     Subtenant may have any Alterations performed by contractors of its own choice, at its expense, provided that Subtenant has obtained written approval of the contractor by Landlord. The design of all Alterations undertaken by Subtenant shall be subject to prior written approval of Landlord and Sublandlord and shall not be commenced until such approval is obtained. With reasonable notice to Subtenant, Landlord and Sublandlord shall at all times have the right to inspect the work performed by any contractor selected by Subtenant during normal business hours. Any Alterations made by or on behalf of Subtenant shall be made: (a) in a good, workmanlike, first-class and prompt manner; (b) using new materials only; (c) in accordance with all Legal Requirements and the requirements of any insurance company insuring the Building or any portion thereof; (d) after obtaining public liability and worker's compensation insurance policies in accordance with the requirements specified in the Overlease, and which policies shall cover every person who will perform any work with respect to such Alteration; and (e) upon Sublandlord's request, after Subtenant has certified to Sublandlord (which certification shall be based on Subtenant's most recent financial statements) that Subtenant is financially able, and has allocated sufficient reserves, to complete the Alteration in accordance with the provisions of this Sublease. Prior to each payment to any contractor, subcontractor, laborer, or material supplier for all work, labor, and services to be performed and materials to be furnished in connection with Alterations, Subtenant shall obtain and deliver to Sublandlord written, unconditional waivers of mechanics' and materialmen's liens against the Premises and the Building from all such contractors, subcontractors, laborers and material suppliers for all work, labor and services performed and materials furnished in connection with Alterations to the extent the costs thereof have been paid and, at a minimum, through the previous invoice submitted for payment. If any lien (or a petition to establish such lien) is filed in connection with any Alteration, such lien (or petition) shall be discharged by Subtenant within 15 days thereafter, at Subtenant's sole cost and expense, by the payment thereof or by the filing of a bond reasonably acceptable to Sublandlord. If Sublandlord gives its consent to the making of any Alteration, such consent shall not be deemed to be an agreement or consent by Sublandlord to subject its interest in the Premises or the Building to any liens which may be filed in connection therewith. Promptly after the completion of an Alteration for which a building permit is required, Subtenant at its expense shall deliver to Sublandlord two sets of accurate as-built drawings on CADD computer disc showing such Alteration in place. If Subtenant shall fail to discharge any such mechanic's or materialmen's lien, Sublandlord may, at its option, discharge such lien and treat the cost thereof (including attorneys' fees incurred in connection therewith) as additional rent payable with the next monthly installment of Base Rent falling due; it being expressly agreed that such discharge by Sublandlord shall not be deemed to waive or release the default of Subtenant in not discharging such lien. Sublandlord agrees to join in any request of Landlord to deliver to Subtenant one set of as built drawings on CADD for all work in place as of the date hereof for Subtenant's use.

     Subtenant shall, upon request of Landlord (or Sublandlord made at the time said Alterations are approved by Sublandlord), remove said Alterations, repair all damage resulting from such removal and restore the Premises to the condition as of the date possession was delivered to Subtenant, reasonable wear and tear excepted. If Subtenant fails or refuses to remove such Alterations, or fails to correct, repair and restore the Premises, Landlord or

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Sublandlord may cause the same to be removed, and repairs and restoration to be made, in which event Subtenant shall reimburse to the party who caused said Alterations to be removed and repairs made, the cost of such removal, repairs and restoration, together with any and all damages which Landlord or Sublandlord may suffer and sustain by reason of Subtenant's failure or refusal to remove said Alterations. Notwithstanding anything in the Overlease to the contrary, Subtenant shall not be required to restore any portion of the Premises to its condition prior to the Sublease Commencement Date, Subtenant's sole restoration obligation being to restore any Alterations Subtenant may hereafter make in the Premises if required by Landlord in accordance with the Overlease or if required by Sublandlord in accordance with this Sublease.

  9.   Subtenant's Personal Property.  Upon the expiration or earlier
       -----------------------------
termination of this Sublease, Subtenant shall remove all of its furniture, furnishings and equipment, shall repair all damage resulting from such removal or its use of the Premises, and shall surrender the Premises, as so required, in good condition, subject only to reasonable wear and tear and to damage, if any, by fire or other casualty. The obligations of Subtenant as herein provided shall survive the termination of this Sublease.

  10.  Overlease.
       ---------

          (a) Terms of Overlease.  Subtenant acknowledges that it has received a
              ------------------
true copy of the Overlease, that it has reviewed the Overlease, and that it is familiar with the contents thereof. All of the terms, provisions, covenants and conditions of the Overlease are incorporated herein by reference and hereby made a part of and are superior to this Sublease, except as herein otherwise expressly provided. Sublandlord represents to Subtenant that attached hereto as Exhibit B is a true and complete copy of the Overlease, and that the Overlease
- -------
is the only agreement between Landlord and Sublandlord related to the Premises. In the event of any conflict between the terms, conditions, and provisions of the Overlease and this Sublease, then, as between Sublandlord and Subtenant, the terms, conditions and provisions of this Sublease shall, in all instances, govern and control.

          (b) Performance of Sublandlord.  Sublandlord shall have all of the
              --------------------------
rights of the Landlord under the Overlease as against Subtenant and, as between the parties hereto, Sublandlord agrees to observe and perform the terms, covenants and conditions on its part to be observed and performed hereunder as well as those applicable terms, covenants and conditions to be observed and performed by (i) Landlord under the Overlease, and (ii) to the extent not assumed by Subtenant hereunder, by Sublandlord, as tenant under the Overlease, in each case with respect to the Premises. Subtenant shall have against Sublandlord all of the rights Sublandlord, as tenant under the Overlease, has against Landlord under the Overlease. Notwithstanding anything in this Sublease to the contrary, Subtenant agrees that Sublandlord shall not be obligated to furnish for Subtenant any services of any nature whatsoever, including, without limitation, the furnishing of heat, electrical energy, air conditioning, elevator service, cleaning, window washing, or rubbish removal services, and Sublandlord's sole obligation with respect thereto shall be to make demand upon Landlord for the performance or cure of the subject matter following Sublandlord's receipt of Subtenant's request, and thereafter to use its commercially reasonable efforts to cause Landlord to cure, cause the cure or obtain the cure of the subject default, and take such other action with respect thereto as Subtenant may request in accordance with all Legal Requirements at Subtenant's expense. If, within five business days of request, Sublandlord shall fail to make demand on Landlord or to use commercially reasonable efforts to cause or obtain the cure of such default by Landlord, or to take such other action in connection therewith as Subtenant shall reasonably request, then Subtenant shall be entitled to make such request, and to use commercially reasonable efforts to cause or obtain the cure of such default by Landlord.

          (c) Performance of Subtenant.  Subtenant shall be obligated, however,
              ------------------------
to pay only the Base Rent and additional rent provided for in this Sublease and not the amounts of rent, Operating Expenses, Building Expenses, and rental escalations provided to be paid by Sublandlord under the Overlease. In addition, the time periods set forth in the Overlease for the delivery of notices, demands and payments and for the performance of acts, conditions and covenants by Sublandlord are hereby modified for the purpose of incorporation of such time periods into this Sublease by shortening the same, so that such notices shall be given, demands and payments made, and acts, conditions and covenants performed, by Subtenant not later than the fifth day prior to the last day of each such time period set forth in the Overlease, unless less than five days are permitted to perform under the Overlease, in which case Subtenant shall have one less day than the number of days required for performance under the Overlease. If Subtenant desires to take any action and the Overlease would require that Sublandlord obtain the consent of Landlord before undertaking any action of the same kind, Subtenant shall not undertake the same without the prior written consent of Sublandlord and Landlord, as required, and Sublandlord may condition its consent upon the receipt of the consent of Landlord to the subject matter. As between the parties hereto, Subtenant hereby assumes all of the obligations of the Sublandlord, as the lessee, under the Overlease but only to the extent they are applicable to the Premises and except as otherwise set forth herein. Subtenant shall obtain and maintain all insurance types and coverages as specified in the Overlease to be obtained and maintained by Sublandlord, as lessee, in amounts not less than those specified in the Overlease. All policies of insurances obtained by Subtenant shall name Landlord and Sublandlord as additional insureds therein in accordance with the Overlease. Subtenant's insurance shall be primary over Landlord's and Sublandlord's insurance. Subtenant will deliver to Sublandlord annually certificates reflecting that Subtenant has obtained and is maintaining the required insurance coverages in the appropriate amounts.

          (d) Excluded Provisions of the Overlease.  Notwithstanding anything in
              ------------------------------------
Section 10(a) to the contrary, the following provisions of the Overlease are deemed deleted from the Overlease and are not incorporated by reference herein: the 4/th/ and 5/th/ sentences of Section 3; the 3/rd/ sentence of Section 4(a);
Section 6; Sections 23(s), (t), and (v); and Exhibits C and D.

  11.  Subtenant's Covenants.  Subtenant covenants and agrees that Subtenant
       ---------------------
will not do anything that would constitute a default under the Overlease or omit to do anything which Subtenant is obligated to do under the terms of this Sublease and that would constitute a default under the Overlease.

  12.  Liability of Sublandlord.  Sublandlord shall not be liable to Subtenant
       ------------------------
or Subtenant's Invitees for any damage, injury, loss, compensation or claim, including but not limited to claims for the interruption of or loss to Subtenant's business, based on, arising out of or resulting from any cause whatsoever, including the following: Sublandlord's failure or inability to cause any of the utilities or services required to be furnished by Landlord hereunder to actually be furnished, whether resulting from breakdown, removal from service for maintenance or repairs, strikes, acts of God, governmental requirements, or any other cause whatsoever (it being agreed that any such failure or inability to furnish the utilities or services required hereunder shall not be considered an eviction, actual or constructive, of the Subtenant from the Premises, and shall not entitle Subtenant to terminate this Sublease or to an abatement of any rent payable hereunder, except with respect to an abatement of any rent, to the extent that Sublandlord, as lessee under the Overlease, would have a right to an abatement under the Overlease); repairs to any portion of the Premises or the Building; interruption in the use of the Premises; any accident or damage resulting from the use or operation (by Landlord, Sublandlord, Subtenant or any other person or persons) of elevators, or of the heating, cooling, electrical or plumbing equipment or apparatus; the termination of this Sublease by reason of the destruction of the Premises or the Building; any fire, robbery, theft, mysterious disappearance or any other casualty; and/or the actions of any other tenants of the Building or of any other person or persons. Any goods, property or personal effects stored or placed by Subtenant or its Invitees in or about the Premises or the Building shall be at the sole risk of Subtenant, and Sublandlord shall not in any manner be held responsible therefor. Notwithstanding the foregoing provisions of this Section 12 to the contrary, Sublandlord shall not be released from liability for damage or injury caused by the gross negligence or willful misconduct of Sublandlord or its employees, agents or contractors; provided, however, in no event shall Sublandlord have any liability to Subtenant for any claims based on the interruption of or loss to Subtenant's business or for any indirect losses or consequential damages whatsoever. Any entry by Sublandlord or anyone claiming by or through Sublandlord into the Premises shall be accomplished with as little interference as reasonably possible under the circumstances to Subtenant's business operation and any work performed or repairs made by same in the Premises shall be completed as promptly as reasonably possible.

  13.  Indemnification.  Subtenant shall and hereby does indemnify, protect,
       ---------------
defend (with counsel reasonably satisfactory to Sublandlord and Landlord) and hold Landlord and Sublandlord harmless from and against any and all actions, claims, demands, damages, liabilities and expenses (including, without limitation, reasonable attorneys' fees) asserted against, imposed upon or incurred by Landlord or Sublandlord by reason of (a) any violation caused, suffered or permitted by Subtenant, its agents, servants, employees or invitees, of any of the terms, covenants or conditions of this Sublease and (b) any damage or injury to persons or property occurring upon or in connection with the use or occupancy of the Premises by Subtenant (or its agents, employees or invitees) during the Sublease Term.

  14.  Waiver of Subrogation.  Sublandlord and Subtenant each, on behalf of
       ---------------------
itself and its respective insurers, hereby waives any and every claim for recovery from the other for any and all loss or damage to property owned by it, whether such loss or damage is due to the negligence of the other party of any of such other party's agents or employees, which loss or damage is insured under insurance policies carried or required to be carried hereunder by the waiving party and then only to the extent of the proceeds collectable under such insurance polices. Sublandlord and Subtenant each agree to give written notice of the terms of this mutual waiver to each insurance company that has issued, or in the future may issue to it, insurance policies for damage to property.

  15.  Assignment and Sublease.  Subtenant agrees not to assign, mortgage,
       -----------------------
pledge or otherwise encumber this Sublease, nor to sublet the Premises or any part thereof, without in each instance obtaining the prior written consent of Landlord, where such consent would be required under the Overlease, and Sublandlord, which consent of Sublandlord shall not be unreasonably withheld, conditioned, or delayed. Sublandlord agrees to approve or disapprove any proposed sublease or assignment within 20 business days after Sublandlord's receipt of Subtenant's request therefor, a term sheet outlining the terms and conditions for the proposed sublease or assignment, and the most recent, certified financial statements of the proposed sublessee or assignee. If Sublandlord fails to respond to Subtenant within such 20 business day period and Sublandlord also fails to respond to Subtenant within five business days after Sublandlord's receipt of a second written request for Sublandlord's approval, which second request states in bold capital letters that the request will be deemed approved in accordance with
Section 15 of the Sublease if Sublandlord fails to respond in five business days, then Sublandlord shall be deemed to have approved such sublease or assignment.

  16.  Signage.  Subtenant shall have the rights to signage as set forth in
       -------
Section 23(u) of the Overlease, as amended.

  17.  Brokers.  Subtenant hereby represents and warrants that it has not dealt
       -------
with any broker other than Cushman & Wakefield of Virginia, Inc. ("Subtenant's Broker") in connection with this Sublease for the Premises. Sublandlord hereby represents and warrants that it has not dealt with any broker other than CB Richard Ellis, Inc. (the "Sublandlord's Broker") in connection with this Sublease for the Premises. Sublandlord acknowledges that Sublandlord shall pay a commission to Sublandlord's Broker pursuant to a separate agreement. Sublandlord's Broker shall be solely responsible for paying any commission or fee due to Subtenant's Broker. Sublandlord and Subtenant each represent and warrant to the other that, except as provided in the preceding two sentences, neither of them has employed or dealt with any broker, agent or finder in carrying on the negotiations relating to this Sublease. Subtenant shall indemnify and hold Sublandlord harmless from and against any claim or claims for brokerage or other commissions asserted by any broker, agent or finder engaged by Subtenant or with whom Subtenant has dealt in connection with this Sublease, other than the brokers named in the first two sentences of this Section 17. Sublandlord shall indemnify and hold Subtenant harmless from and against any claim or claims for brokerage or other commissions asserted by any broker, agent or finder engaged by Sublandlord or with whom Sublandlord has dealt in connection with this Sublease.

  18.  Termination Option.  Subtenant shall have the right to terminate this
       ------------------
Sublease upon satisfaction of the following conditions.

          (a) Subtenant shall have the right to terminate this Sublease on the last day of the thirty-eighth (38/th/) month of the Overlease (i.e., October,
                                                               ---
2002) provided that Subtenant (i) gives written notice to Sublandlord nine months prior to such termination, (ii) pays a termination fee equal to six months of the then-current Base Rent concurrently with the termination notice,
(iii) is not in default beyond any applicable notice and cure period under this Sublease at the time of the notice, and (iv) is not in default at the time of the termination.

          (b) Subtenant shall have the right to terminate the Sublease on the last day of the fiftieth (50/th/) month of the Overlease (i.e., October, 2003)
                                                          ---
provided that Subtenant (i) gives written notice to Sublandlord six months prior to such termination, (ii) pays a termination fee equal to three months of the then-current Base Rent concurrently with the termination notice, and

(iii) is not in default under this Sublease at the time of the notice and at the time of the termination.

          (c) Upon the effective date of any termination of this Sublease as set forth in this Section 18, this Sublease shall be terminated and of no further force or effect, and Subtenant shall be released from all further obligations hereunder except for all indemnification obligations, and except for sums due and payable prior to the termination date (whether as Base Rent, additional rent, or as the monetary value of a non-monetary default) but that have not been paid in full prior to such termination date.

  19.  Entire Agreement.  This Sublease contains all of the covenants,
       ----------------
agreements, terms, provisions, conditions, warranties and understandings relating to the Subtenant's subleasing of the Premises and Sublandlord's obligations in connection therewith, and neither Sublandlord nor any agent or representative of Sublandlord has made or is making, and Subtenant in executing and delivering this Sublease is not relying upon, any warranties, representations, promises or statements whatsoever, except to the extent expressly set forth in this Sublease. All understandings and agreements, if any, heretofore had between the parties are merged to this Sublease, which alone fully and completely expresses the agreement of the parties. The failure of Sublandlord to insist in any instance upon the strict keeping, observance or performance of any covenant, agreement, term, provision or condition of this Sublease or to exercise any election herein contained shall not be construed as a waiver or relinquishment for the future of such covenant, agreement, term, provision, condition or election, but the same shall continue and remain in full force and effect. No waiver or modification of any covenant, agreement, term, provision or condition of this Sublease shall be deemed to have been made unless expressed in writing and signed by Landlord and Sublandlord. No surrender of possession of the Premises or of any part thereof or of any remainder of the term of this Sublease shall release Subtenant from any of its obligations hereunder unless accepted by Sublandlord in writing, except to the extent set forth in Section 18 above. The receipt and retention by Sublandlord of monthly base rent or additional rent from anyone other than Subtenant shall not be deemed a waiver of the breach by Subtenant of any covenant, agreement, term or provision of this Sublease, or as the acceptance of such other person as a tenant, or as a release of Subtenant of the covenants, agreements, terms, provisions and conditions herein contained. The receipt and retention by Sublandlord of monthly base rent or additional rent with knowledge of the breach of any covenant, agreement, term, provision or condition herein contained shall not be deemed a waiver of such breach.

  20.  Successors and Assigns.  The obligations of this Sublease shall bind and
       ----------------------
benefit the successors and permitted assigns of the parties with the same effect as if mentioned in each instance where a party hereto is named or referred to.

  21.  Notices. Any notices required or permitted hereunder shall be deemed to
       -------
have been received either when delivered by hand to the applicable party, or when delivered by the U.S. postal service, postage prepaid, certified mail (return receipt requested), or when delivered by a recognized commercial air or local courier service regularly maintaining a record of receipt, addressed as follows (or addressed in such other manner as the party being notified shall have requested by such written notice to the other party), except that refusal to accept delivery of notice shall be deemed to be receipt hereunder: if to Landlord, ______________, Attention: ____________, with a copy to the Building Manager located in the

Building; if to Sublandlord, at Suite 500, 13530 Dulles Technology Drive, Herndon, Virginia, _____________Attention: ________________, and if to Subtenant at the Premises, Attention:, with a copy sent in the same manner to Fulbright & Jaworski L.L.P., 666 Fifth Avenue, New York, New York 10103, Attention: Carl Kaplan, Esq., or to such other address within the United States of America and attention as any of the above shall notify the others in writing.

  22.  Corporation.  Subtenant represents and warrants that this Sublease has
       -----------
been duly authorized, executed and delivered by and on behalf of Subtenant, and constitutes the valid and binding agreement of Subtenant in accordance with the terms hereof. Sublandlord represents and warrants that this Sublease has been duly authorized, executed and delivered by and on behalf of Sublandlord, and constitutes the valid and binding agreement of Sublandlord in accordance with the terms hereof.

  23.  Landlord's Consent. The execution of this Sublease by Subtenant is a
       ------------------
binding offer to Sublandlord to enter into this Sublease. The execution of this Sublease by Sublandlord is a binding acceptance of Subtenant's offer. If Sublandlord has not obtained the Landlord's consent by December 1, 2000, this Sublease shall be and become null and void and of no further force or effect, and the advance payment of Base Rent and any Security Deposit or Letter of Credit paid or delivered by Subtenant to Sublandlord on account of Section 3(a) of this Sublease shall be refunded and returned to Subtenant within 30 days
thereafter.   It is hereby acknowledged by Sublandlord and Subtenant that
Landlord's consent to this Sublease shall not create any contractual liability or duty on the part of Landlord or its agent to the Subtenant, and shall not in any manner increase, decrease or otherwise affect the rights and obligations of Landlord and Sublandlord, as the lessee under the Overlease, with respect to the Premises. Sublandlord represents to Subtenant that as of the date hereof, (a) the Overlease has not been modified by Sublandlord and is in full force and effect, and to the knowledge of Sublandlord, there are no defaults thereunder and no state of facts that, with giving of notice or the passage of time, or both, would constitute a default under the Overlease.

  24.  Sublease Amendment.  Sublandlord and Subtenant shall not amend this
       ------------------
Sublease without Landlord's prior written consent, and any such amendment made or entered into without Landlord's consent shall be null and void. Sublandlord covenants and agrees (a) not to surrender, terminate, amend or modify the Overlease without Subtenant's prior written consent, and (b) to deliver to Subtenant within five days of receipt of same, any notices received from Landlord or any mortgagee of Landlord.

  25.  Severability.  If any provision of this Sublease or the application
       ------------
thereof to any person or circumstances shall to any extent be invalid or unenforceable, the remainder of this Sublease, or the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each provision of this Sublease shall be valid and enforced to the fullest extent permitted by law.

  26.  Legal Action.  If Sublandlord or Subtenant is required or elects to take
       ------------
legal action against the other party to enforce the provisions of this Sublease and a judgment is rendered in such action by a court of competent jurisdiction, then the prevailing party in such action shall be entitled to collect from the other party its costs and expenses incurred in connection with such legal action (including, but not limited to, reasonable attorneys' fees and court costs).

  27.    Governing Law.  This Sublease (and the terms and provision hereof)
         -------------
shall be construed and enforced in accordance with the laws of the Commonwealth of Virginia, without regard to the principles of conflicts of law.

  28.    Captions.  The captions throughout this Sublease are for convenience of
         --------
reference only and the words contained therein shall in no way be held or deemed to define, limit, describe, explain, modify, amplify or add to the interpretation, construction or meaning of any provision of or the scope or intent of this Sublease, nor in any way effect this Sublease.

  29.    Singular and Plural.  Wherever appropriate herein, the singular
         -------------------
includes the plural and the plural includes the singular.

  30.    Counterpart.  This Sublease may be executed in several counterparts,
         -----------
but all counterparts shall constitute but one and the same instrument.

     IN WITNESS WHEREOF, Sublandlord and Subtenant have duly executed this Sublease as of the day and year first above written.


Witness:                               SUBLANDLORD:


                                       LIFEMINDERS, INC.



        /s/                            By:     /s/
__________________________________          _____________________________(SEAL)



Attest:                                SUBTENANT:


                                       NETEX, INC.


       /s/                             By:     /s/
__________________________________          _____________________________(SEAL)




     This Sublease is consented to by the Landlord, upon the terms acknowledged by Sublandlord and Subtenant in the paragraph of this Sublease entitled "LANDLORD'S CONSENT" and Landlord hereby confirms that the Overlease is in full force and effect and to Landlord's knowledge no default exists thereunder.


                                       LANDLORD:


                                       _________________________________________

                                       By:     /s/
                                            ____________________________________
                                            Agent


                                            By:  _______________________________
                                                 Name:  ________________________
                                                 Title:  _______________________

                                   EXHIBIT B


                                   OVERLEASE


                                [see attached]